Exhibit 10.1
SHARE REPURCHASE AGREEMENT
     This Share Repurchase Agreement (this “Agreement”) is made and entered into as of January 30, 2006, among INSTEEL INDUSTRIES, INC., a North Carolina corporation (the “Company”), and HOWARD O. WOLTZ, JR., a North Carolina resident (“Mr. Woltz”) and JOAN MOORE WOLTZ, a North Carolina resident (“Mrs. Woltz” and together with Mr. Woltz, the “Sellers” or individually, a “Seller”).
RECITALS
     WHEREAS, the Company adopted a share repurchase program on January 13, 2006, pursuant to which the Company may repurchase up to $15 million of its outstanding common stock over a period of up to twelve months ending January 12, 2007;
     WHEREAS, the Company agreed to pay a discounted purchase price to any shares purchased from affiliated sellers and the Sellers are affiliated sellers;
     WHEREAS, the closing price for the Company’s common stock on the NASDAQ National Market on January 27, 2006 was $25.10 per share;
     WHEREAS, to diversify their investments and for estate planning purposes, Mr. Woltz has determined to sell an aggregate of 200,000 shares of the Company’s common stock and Mrs. Woltz has determined to sell an aggregate of 200,000 shares of the Company’s common stock (together, the “Woltz Shares”);
     WHEREAS, the disinterested members of the Board of Directors of the Company have considered and approved the purchase of the Woltz Shares by the Company at the discounted price set forth in this Agreement; and
     WHEREAS, the Sellers desire to sell to the Company, and the Company desires to purchase from Sellers, all of the Woltz Shares pursuant to the terms and conditions of this Agreement.
AGREEMENT
     NOW THEREFORE, in consideration of the mutual agreements and covenants contained herein and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Repurchased Shares. Subject to the terms and conditions of this Agreement, upon execution of this Agreement, the Company shall repurchase from Sellers the Woltz Shares.
     2. Delivery of Woltz Shares; Consideration for Woltz Shares. Upon execution of this Agreement (i) the Sellers shall deliver the Woltz Shares to the Company and (ii) upon such delivery by the Sellers, the Company shall pay to Sellers an aggregate amount equal to $8,528,800 (representing $21.322 per Share).

     3. Representations and Warranties of the Company. The Company represents and warrants to Sellers as of the date hereof that:
          (a) the Company is duly organized, validly existing and in good standing under the laws of the State of North Carolina;
          (b) all action on the part of the Company necessary to authorize, execute and deliver, and perform all obligations of the Company under, this Agreement has been taken;
          (c) this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.
     4. Representations and Warranties of Sellers. Each Seller represents and warrants to the Company as of the date hereof that:
          (a) Seller has full power, legal right and capacity to execute and deliver, and to perform his obligations under, this Agreement;
          (b) this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms;
          (c) the execution, delivery and performance of this Agreement by Seller will not violate any requirement of law or any existing mortgage, contract, lease, indenture or agreement binding on Seller or Seller’s property or result in the creation or imposition of any lien on any of the properties or assets of Seller pursuant to the provisions of any of the foregoing;
          (d) no consent of any other person and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;
          (e) Seller is the legal and beneficial owner of their portion of the Woltz Shares (such number of shares identified in the recitals hereto) with good valid and marketable title thereto, free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions of any kind thereon or in the proceeds thereof, and upon Company’s payment therefor, good valid and marketable title will pass to the Company; and
          (f) the Company has provided Seller with full and complete disclosure with respect to the operations, business, prospects and condition (financial or otherwise) of the Company, and Seller has made a voluntary and informed investment decision based on such disclosure.
     5. Survival. The representations and warranties of the Company and of the each Seller contained in this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Company or the Sellers, as the case may be.

     6. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the repurchase of the Woltz Shares, and supercedes all prior oral or written negotiations, agreements or undertakings with respect to such transactions.
     7. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.
     8. Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of North Carolina, without reference to principles of conflict of laws or choice of laws.
     IN WITNESS WHEREOF, the parties have executed this Share Repurchase Agreement as of the date and year set forth above.

INSTEEL INDUSTRIES, INC.

By:	/s/ Michael C. Gazmarian

Michael C. Gazmarian
Chief Financial Officer and Treasurer

/s/ Howard O. Woltz, Jr.

Howard O. Woltz, Jr.

/s/ Joan Moore Woltz

Joan Moore Woltz

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